UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021 (February 3, 2021)

MARIZYME, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53223	82-5464863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 Heritage Drive, Suite 205, Jupiter Florida	33458
(Address of principal executive offices)	(Zip Code)

(561) 935-9955

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	MRZM	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 3, 2021, the Board of Directors of Marizyme, Inc. (“Marizyme”) appointed Julie Kampf as an independent director. Ms. Kampf will not receive compensation for her services at this time.

Julie Kampf, Independent Director

Julie Kampf is a global business executive and thought leader on talent and diversity, with 30 years of experience in the life science and retail/consumer fashion industries and on not-for-profit Boards of Directors. She is currently Chief Executive Officer of JBK Associates International, which she founded in 2003, and has grown to become a multi-million-dollar company as one of INC’s fastest growing private companies, four consecutive years, beginning in 2011. Julie has a reputation for delivering results that exceed expectations working with life science company CEOs and Boards, ranging from companies included in the Fortune 100 to early-stage startup companies.

Prior to founding JBK and moving into the life science industry, Julie gained deep business knowledge in product development, marketing, sales, and organizational development, having started her 17-year career in the fashion industry as a Macy’s Executive Trainee, with a subsequent series of roles of increasing responsibility at Warnaco Inc, Hartmann Inc and Michael Stevens, LTD, ultimately rising to Sr. VP with P&L responsibilities with a track record of consistently growing revenues and delivering strong profits.

Ms. Kampf has significant not-for-profit board and advisory committee experience having served on Howard University’s School of Communications Board of Visitors, where she helped launch an entrepreneurial incubator and established an award for student entrepreneurs. Her not-for-profit board service spans the Linkage Diversity Summit, Enterprising Women magazine, International Association of Corporate and Professional Recruitment, Girl Scout Council of Bergen County, Guiding Eyes for the Blind. Additionally, she has served on the Executive Committee of Good Grief, a national leader in delivering grief services to children and their families.

Deeply committed to enhancing the careers and well-being of other women, Ms. Kampf was president of the 1,750-member HBA (Healthcare Businesswomen’s Association) Metro Chapter, where she co-founded a successful mentoring program. At the same time as a founding member of Bergen County’s Women United in Philanthropy, she helped launch the area’s largest grantor giving circle focused on women’s issues.

Ms. Kampf has received numerous awards, including having been recognized as one of New Jersey’s Best 50 Women in Business, an Enterprising Woman of The Year, an Ernst & Young Entrepreneurial Winning Woman and a Brava Smart CEO Winner. In 2013 and 2009, Ms. Kampf was recognized as one of the PharmaVoice 100 ‘most inspiring people in the Life Science Industry.’

As a thought leader, Ms. Kampf has spoken at the Yale School of Management to the Multicultural Forum on Workplace Diversity, published articles on talent-related issues, appeared on national TV and other media outlets, and has authored a book on how to stand up for principles such as quality, integrity and service.

Ms. Kampf earned a BA in Political Science from the University of Rhode Island, where she minored in Marketing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Marizyme, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2021	MARIZYME, INC.

	By:	/s/ Neil J. Campbell
Dr. Neil J. Campbell
Chief Executive Officer